EXHIBIT 4.2

[Certain portions of this exhibit have been redacted pursuant to Instruction 4(a) of the Instructions as to Exhibits of Form 20-F.]

FIX BROADBAND CORE TRANSITION SERVICES AGREEMENT

BETWEEN

PT TELKOM INDONESIA (PERSERO) Tbk

AND

PT TELEKOMUNIKASI SELULAR

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[This part is redacted because it is part of our Trade Secret and it is not material for Investors]

FIX BROADBAND CORE TRANSITION SERVICES AGREEMENT

BETWEEN

PT TELKOM INDONESIA (PERSERO) Tbk.

AND

PT TELEKOMUNIKASI SELULAR

xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx

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This Fix Broadband Core Transition Services Agreement (“Agreement”) is made on 6 April 2023 by and between:

1.

PT TELKOM INDONESIA (PERSERO) Tbk., a telecommunication services and networks provider public company, established pursuant to the laws of the Republic of Indonesia, domiciled at Jalan Japati No. 1, Bandung-40133 (hereinafter referred to as “TELKOM”); and

2.

PT TELEKOMUNIKASI SELULAR, a company organised and established pursuant to the laws of the Republic of Indonesia, domiciled at Telkom Landmark Tower, Tower-1 Level 1-23, Jl. Jendral Gatot Subroto Kav. 52, South Jakarta 12710 (hereinafter referred to as “TELKOMSEL”).

Hereinafter TELKOM and TELKOMSEL are collectively referred to as the “Parties” and individually referred to as a ”Party”. The Parties agree to first consider and take account of the following matters:

1.

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2.

Whereas the Parties have signed a Conditional Spin-off Agreement (“CSA”) xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx on the same date as this Agreement which regulates the terms of transfer of IndiHome services from TELKOM to TELKOMSEL through the spin-off mechanism.

3.	Whereas in order to provide TELKOMSEL Services, the Parties agree to enter into cooperation where TELKOM will provide the FBC Services to TELKOMSEL.

1ARTICLE 1
DEFINITION

Unless otherwise specified in connection with the sentences in the relevant articles, the Parties agree that the meaning stated and applicable in this Agreement shall be as contemplated in Schedule I of this Agreement.

2ARTICLE 2
PURPOSE AND OBJECTIVE
1.	The Parties agree to enforce this Agreement on a non-exclusive basis.
2.

TELKOM will provide the FBC Services for the purposes of TELKOMSEL's preparation to provide Fixed Broadband Core services independently in the future, including providing various data, information, and knowledge as described in Article 3 of this Agreement.

3ARTICLE 3
SCOPE OF SERVICES
1.	The Parties agree that TELKOMSEL will cooperate with TELKOM where TELKOM will provide the FBC Services for TELKOMSEL in providing TELKOMSEL Services with the following scope:
a.	The Fixed Broadband Core which consist of:
1)	The provision of operational equipment for Fixed Broadband Core Services, xx

xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx;

2)	Services and deliverables, which consist of:

(a)Technical support:

(1)	Technical Assistance and Technical Service Request (TATSR);
(2)	Support service:
(a)	The provision of Support Engineer personnel;
(b)	The provision of migration Support Engineer; and
(c)	Service Desk.

(b)Supporting tools:

(1)	Data Sharing using the Application Programming Interface (API) mechanism and/or other mechanisms as agreed by the Parties; and
(2)	Monitoring visibility is based on the readiness and availability of TELKOM's systems on the Effective Date of this Agreement as well as TELKOM's internal compliance mechanisms.

(c)	Performance reporting and evaluation:
(1)	Monthly report;
(2)	Special report, if requested by TELKOMSEL;
(3)	3 (three) monthly evaluations; And
(4)	Sharing knowledge.

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b.	Service Level Guarantee, which consists of:
1)	Service Desk;
2)	Incident Management;
3)	Problem Management; and

4)Availability Management.

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2.

The usage period of each FBC Services shall follow the period xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx xxxxxxxxx. The period of usage xxxxxxxxxxxxxxxxxx xxxxxx may be amended pursuant to the agreement of the Parties which shall be stated in an amendment/addendum, with prior written notification at least 6 (six) months in advance.

4ARTICLE 4
TERM OF THE AGREEMENT
1.	This Agreement shall be valid for 2 (two) years commencing from Legal Day-1 (“Effective Date”), notwithstanding this Agreement being signed before the Effective Date.
2.	The validity period of this Agreement may be extended in accordance with the agreement of the Parties which shall be stated in writing in the amendment document to this Agreement.
3.	Subject to the provisions of Paragraph 2 of this Article, TELKOM agrees that in the event that TELKOMSEL (with written notification to TELKOM) still requires the FBC Services, then TELKOM is committed to extending the validity period of this Agreement to a period of 3 (three) years xxxxxxxxxxxxxxxxx xxxxxxxxx

a.	xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx;
b.	xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx.

5ARTICLE 5
RIGHTS AND OBLIGATIONS
1.	In addition to the obligations stipulated in other provisions in this Agreement, matters which shall also be the obligations of TELKOMSEL at its own expense and account, are as follows:
a.	Implement all provisions in this Agreement;
b.	Make payments for the FBC Services provided by TELKOM; and

c.

Pay for damages if proven to have committed a violation of this Agreement resulting in losses for TELKOM amounting to direct losses (excluding opportunity loss), in compliance with the provisions of Article 21 of this Agreement.

2.	In addition to the obligations stipulated in other provisions of this Agreement, matters which shall also be the obligations of TELKOM at its own expense and account, are as follows:
a.	Implement all provisions in this Agreement;
b.	Provide the FBC Services to TELKOMSEL based on each Work Order issued by TELKOMSEL for each of the FBC Services;
c.	Provide data, information, and other resources needed to provide the FBC Services to TELKOMSEL in accordance with the agreement of the Parties;
d.	Provide, operate and maintain the facilities and equipment pursuant to this Agreement for the implementation of the FBC Services;
e.	Provide Service Desk for TELKOMSEL which includes FBC Services support facilities (first-line support) to handle the inquiries,

complaints and/or requests of TELKOMSEL in connection with the FBC Services;

f.	Carry out knowledge sharing for any and all matters relating to the provision of the FBC Services by TELKOM to TELKOMSEL during the term of this Agreement;
g.	Provide billing information related to the FBC Services to TELKOMSEL; and
h.

Pay for damages if proven to have committed a violation of this Agreement resulting in losses for TELKOMSEL amounting to direct losses (excluding opportunity loss), in compliance with the provisions of Article 21 of this Agreement.

3.	In addition to the rights stipulated in other provisions of this Agreement, matters which shall also be the rights of TELKOMSEL, are as follows:
a.

Receive the FBC Services and any part thereof in accordance with the provisions of this Agreement for the provision of the FBC Services during the term of this Agreement in accordance with the provisions of this Agreement;

b.	Receive the data, information and other resources needed for the provision of the FBC

Services from TELKOM in accordance with the agreement of the Parties;

c.	Receive the knowledge sharing for any and all matters relating to the provision of the FBC Services by TELKOM to TELKOMSEL during the term of this Agreement; and
d.

Receive damages if TELKOM is proven to have committed a violation of this Agreement resulting in losses for TELKOMSEL amounting to direct losses (excluding opportunity loss), in compliance with the provisions of Article 21 of this Agreement.

4.	In addition to the rights stipulated in other provisions of this Agreement, matters which shall also be the rights of TELKOM are as follows:
a.	Obtain payment for the FBC Services from TELKOMSEL; and
b.

Receive damages if TELKOMSEL is proven to have committed a violation of this Agreement resulting in losses for TELKOM amounting to direct losses (excluding opportunity loss), in compliance with the provisions of Article 21 of this Agreement.

6ARTICLE 6
JOINT PLANNING PROGRAM (JPP)
1.

The Parties may, at any time, hold a Joint Planning Program meeting, with reasonable prior notice to the other Party. The implementation of the Joint Planning Program shall be carried out at least 2 (two) times in 1 (one) year. Based on the agreement of the Parties, the meeting may involve third-party suppliers in technical matters if deemed necessary.

2.

The Parties agree that the mechanism and implementation of the Joint Planning Program shall follow and be in line with other agreements relating to the provision of services infrastructure by TELKOM to TELKOMSEL, namely this Agreement, the Wholesale Agreement and/or IT System Transition Agreement.

7ARTICLE 7
EVALUATION

The Parties shall conduct evaluations to the fulfilment of performance of TELKOM in providing the FBC Services, including, but not limited to the parameters, limits and population on the Service Level Guarantee, once every 1 (one) year.

8ARTICLE 8
WORK ORDER
1.

For each of the FBC Services required by TELKOMSEL, as set out in Article 3 of this Agreement, TELKOMSEL will issue a Work Order, and TELKOM shall provide the FBC Services based on such Work Order in accordance with the provisions of this Agreement.

2.

A Work Order may only be considered valid and binding when it has been signed by a TELKOMSEL officer at least at the level of the Vice President who oversees the Network Strategic Collaboration and Settlement functions (either using manual/wet signatures or electronic signatures in accordance with the applicable provisions) and when such Work Order has been accepted by TELKOM.

3.

For the provision of the FBC Services that have been completed by TELKOM based on each of the Work Orders issued by TELKOMSEL, a handover of work shall be carried out from TELKOM to TELKOMSEL in the form of a Minutes of Acceptance of Test (“MAT”) signed by a TELKOMSEL officer of at least at the level of General Manager who oversees the CNOP Management functions and by a TELKOM officer of at least at the level of Operational Senior Manager.

9ARTICLE 9
SERVICE LEVEL GUARANTEE
1.	The Parties agree to a Service Level Guarantee which includes the Key Performance Indicators (KPls)xxxxxx xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx.
2.

TELKOM shall implement the measurement, monitoring tools and procedures necessary to measure the performance of the FBC Services based on the Service Level Guarantee using the tools from TELKOM and/or TELKOMSEL with the priority of using the tools from TELKOM.

3.

TELKOMSEL is entitled to receive compensation in the form of Service Credits from TELKOM if TELKOM charges service credits to its Subcontractor for the implementation of this Agreement which is carried out in the following month after TELKOM charges service credits to such Subcontractor. TELKOMSEL is only entitled to Service Credits with the mechanism and amount of service credits that TELKOM agrees with its Subcontractor.

4.	xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx

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a.

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b.

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5.

TELKOM must ensure that there is no Disruption to the FBC Services. If there is a Disruption to the FBC Services, TELKOM will carry out an analysis and inspection in order to find out the causes of the Disruption to the FBC Services and if necessary, TELKOM will propose a backup plan for the FBC Services affected by the Disruption.

6.

The Parties may conduct developments, improvements and adjustments to the Service Level Guarantee from time to time, including if there are changes to the scheme and Service Fees which will be agreed upon by the Parties using the mechanism as regulated in Article 13 Paragraph (4) of this Agreement.

10ARTICLE 10
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1.	xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx

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2.

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3.	xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx:
a.	xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx.
b.	xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx.
4.	xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx.

11ARTICLE 11
SUBCONTRACTOR
1.

TELKOM must obtain prior written approval from TELKOMSEL if TELKOM will appoint a Subcontractor or assign part of its obligations under this Agreement to a Subcontractor. TELKOMSEL agrees not to withhold or delay without clear reasons the granting of approval if the Subcontractor's performance or product meets TELKOMSEL's technical requirements.

2.

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3.

TELKOM is the sole person responsible for every part of the provision of each of the FBC Services carried out by the Subcontractor and every action or conduct of the Subcontractor and all persons, whether directly or indirectly employed or instructed by TELKOM. TELKOM shall ensure compliance by the Subcontractor and its employees with the terms and conditions of this Agreement.

4.	The coordination carried out by the Subcontractor with TELKOMSEL and/or otherwise that has an impact on the commercial aspect must be carried out with TELKOM's written approval.
5.

Without prejudice to other provisions in this Article, TELKOM shall carry out and/or ensure that the Subcontractor carry out any and all warranties from the Subcontractor. All agreements between TELKOM and the Subcontractor must state that the warranties provided by the Subcontractor includes warranties that are equal for TELKOM and TELKOMSEL and that TELKOM and/or TELKOMSEL can enforce such warranties. In the event that TELKOMSEL carries out the warranties given by the Subcontractor itself, TELKOM shall carry out all matters and provide the assistance needed so that TELKOMSEL can carry out the guarantees and warranties given by the relevant Subcontractor.

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1.

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2.

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3.	xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx:
a.	xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx.
b.	xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx

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13ARTICLE 13
SERVICES FEE
1.	xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx.
2.	The Parties agree that the Service Fees as will be agreed in this Agreement will not change for a period of 2 (two) years after the Effective Date of this Agreement.
3.

The Parties may agree on changes to the Service Fees no later than 6 (six) months before the end of the period as referred to in Paragraph (2) of this Article which shall be stated in an amendment to this Agreement.

4.

The Parties agree that to: (i) changes to the Service Level Guarantee as set out in Article 9 of this Agreement; and/or (ii) changes to the business processes xxxxxxxxxxxx xxxxxxxxxxxxxxxx xxxxxxxx xxxxxx the following provisions apply:

a.	If such changes result in costs other than the Service Fees, the Parties agree to regulate these additions and/or changes in an amendment/addendum to this Agreement.
b.

If such changes do not incur any costs then the Parties agree to regulate the additions and/or changes in a minutes of agreement which an officer of an equivalent level as the Vice President from each Party will sign.

14ARTICLE 14
INVOICE FOR THE SERVICE FEES
1.	The invoicing of the Service Fees by TELKOM shall be carried out monthly based on invoices sent from TELKOM to TELKOMSEL whether electronically or manually.
2.	TELKOM shall invoice TELKOMSEL by sending the invoice documents, namely:

a. The invoice;

b. The tax invoice;

c. The minutes of Reconciliation.

15ARTICLE 15
PAYMENT PROCEDURES AND TIMES

1.

The payment of the Service Fees shall be carried out by TELKOMSEL no later than 30 (thirty) Calendar Days as of the complete and correct receipt of TELKOM's invoice documents, in accordance with Article 14 of this Agreement, provided that if such date falls on a holiday then the payment shall be made on the subsequent Business Day.

2.	xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx:

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xx

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3.

TELKOM entitled to impose a fine for every day of late payment by TELKOMSEL based on the payment schedule, the amount of which is 1‰ (one per mil) for every day of late payment by TELKOMSEL based on the payment schedule above with a maximum charge of 3% (three percent) of the invoice value that is due.

16ARTICLE 16
TAXES AND DUTIES
1.

All taxes, duties and other costs arising for the purpose of the implementation of this Agreement shall be the liability and responsibility of each Party in accordance with the applicable tax regulations and determined by the government.

2.	In the event that there is a change in the taxation and duty provisions by the government, the Parties agree to refer to the new taxation and duty provisions.
3.

The Parties agree to assist each other in fulfilling each Party's obligations relating to taxes, duties and other costs based on applicable tax provisions arising from the implementation of this Agreement.

17ARTICLE 17
INTELLECTUAL PROPERTY RIGHTS
1.	The Parties agree that any IPR brought by each Party in the provision of the FBC Services to implement this Agreement shall remain the property and/or within the control of each Party.
2.

Each Party is responsible and obliged to maintain the ownership and/or control over the IPR and everything related to the IPR in connection with the provision of the FBC Services pursuant to this Agreement, as well as represents and warrants that the ownership and/or control over the IPR by each Party are obtained legally without any violation of law.

3.	Each Party represents and warrants that the use of the IPR owned by and/or within the control of each

Party in the provision of the FBC Services does not (and will not) violate or conflict with the applicable laws and regulations nor does it violate and/or impair the rights and/or legal interests of any third party.

4.

Each Party shall fully protect, indemnify, defend, release and discharge the other Party from and against as well as in connection with any legal proceedings (whether civil or criminal), claims, lawsuits, demands, objections, losses, obligations, responsibilities, costs, arising from or caused by the usage and/or exploitation of any IPR brought by each Party in the provision of the FBC Services pursuant to this Agreement.

18ARTICLE 18
SECURITY REQUIREMENTS, CYBER SECURITY AND PROTECTION OF CUSTOMER DATA AND PERSONAL DATA

Without prejudice to the obligations carried out by each Party pursuant to this Agreement, particularly in terms of the provisions below relating to the provision of the FBC Services and/or obtaining of access by one of the Parties to the system, data and/or customer data of the other Party, the Parties must comply with the provisions set out in this Article, as follows:

1. Security

a.	Each Party shall follow the legal and reasonable instructions that have been determined and given by the other Party within the scope of this Agreement; and
b.

If necessary and with the agreement of the Parties, in the event that there is a need for access to a hardware location belonging to one of the Parties which is related to the scope of this Agreement, the Party requiring access to such location shall follow the provisions or regulations that have been determined and provided by the other Party (or third party) that manages and owns the hardware location.

2. Cyber Security

During the term of this Agreement, each Party shall comply with cyber security provisions as regulated in Article 19 of this Agreement.

3. Protection of Data and Customer Data

a.

Nothing in this Agreement shall be deemed to be or intended to cause and/or imply the provision and/or exchange between the Parties of any information relating to "personal data", "private information" or "personally identifiable information” ("Personal Data") as referred to in the applicable laws and regulations (as amended, consolidated or re-enacted from time to time), including but not limited to (i) Law No. 27 of 2022 concerning Personal Data Protection; (ii) Law No. 11 of 2008 concerning Electronic Information and Transactions, as amended by Law No. 19 of 2016; (iii) Government Regulation No. 71 of 2019 concerning Implementation of Electronic Systems and Transactions; and (iv) Minister of Communications and Information Technology Regulation No. 20 of 2016 concerning Data Protection in Electronic Systems ("Personal Data Protection Regulations").

b.

For the avoidance of doubt, in the event that one Party discloses to or obtains access from another Party to a Personal Data, each Party is obliged to use, process and/or disclose the Personal Data in accordance with the Personal Data Protection Regulations.

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1.

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2.	xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx
a.

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b.	xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx;
c.	xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx xxxxxxxxxxxxxx
d.	xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx.
3.	xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx

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4. xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx

a.

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b.

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20ARTICLE 20
CONFIDENTIALITY
1.

The Parties agree to treat all terms and conditions stated in this Agreement and any data, information or knowledge obtained in connection with the negotiation or execution of this Agreement as Confidential Information which cannot be disclosed to third parties without obtaining prior approval from one of the Parties, except for the implementation of the provision of the FBC Services, provided that the foregoing will not apply to information or knowledge which: (i) a Party can demonstrate that it has previously legally controlled it prior to disclosure by the Party in question; (ii) is generally known to the public and such knowledge was not obtained through the violation of laws and regulations; (iii) has become generally known to the public without any error on the part of the relevant Party; (iv) obtained by a Party subsequently without breach of confidentiality from another source; (v) ordered to be disclosed based on a court order or based on the applicable laws and regulations, whereas the disclosure of which must be carried out in prior coordination with the other Party.

2.

Notwithstanding the foregoing, the Parties may disclose limited information of one of the Parties to their employees and subcontractors related to the provision of the FBC Services where such disclosure is necessary for the provision of the FBC Services can be carried out, provided that the Party disclosing the Confidential Information shall ensure that its employees and agents are subject to, and mandatorily require, subcontractors and their employees to comply with the confidentiality provisions under this Agreement.

3.	This confidentiality provision shall remain in effect for 5 (five) years as of the end of the term of this Agreement.

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1.

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2.

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3.

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4.	xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx.

22ARTICLE 22
FORCE MAJEURE
1.	In the event of a Force Majeure, then the party experiencing the Force Majeure shall notify the other Party in writing, namely:
a.	The occurrence of a Force Majeure within 7 (seven) Calendar Days as of the occurrence of the Force Majeure,

b.	The cessation of the Force Majeure within 7 (seven) Calendar Days as of the cessation of the Force Majeure,

by including the supporting documents to prove the situation or development of the Force Majeure, including photographs, chronological documents and/or copies of statements of Force Majeure issued by the zauthorized party/agency and officially declared by the authorized Government Official in accordance with the applicable laws and regulations, if available.

2.

Force Majeure is an event, circumstance/condition, or incident that occurs beyond the reasonable ability, power, or control of a Party and is not caused by the fault of that Party, and such event, circumstance/condition, or event hinders, impedes, or delays that Party in carrying out its obligations under this Agreement. What is called or categorised as Force Majeure includes but is not limited to:

a.	Natural disasters, such as floods, landslides, volcanic eruptions, hurricanes, storms, earthquakes, or lightning;
b.	Infectious disease outbreaks;
c.	Insurrection, riot, civil unrest, war (whether declared or undeclared), or military action;
d.	Fire;

e.	Embargo,
f.	Strike;
g.	Sabotage;
h.	Unavailability of electrical power;
i.

Disruption to the telecommunications networks, both terrestrial and extra-terrestrial (outer space), caused by events occurring in outer space including, but not limited to, sun-outage, solar eclipse, astronomical event, or meteorite occurrence;

j.

The issuance of a decision, policy, regulation, or implementation of an action, by an authorised party that directly inhibits, precludes, or delays the implementation of a Party's obligations under this Agreement.

3.

The negligence or delay of the Party experiencing Force Majeure in fulfilling the notification obligations referred to in Paragraph (1) of this Article, shall result in the non-recognition of the event referred to in Paragraph (2) of this Article as Force Majeure.

4.

When the Party experiencing Force Majeure is unable to carry out the necessary countermeasures, thereby hampering the implementation of its obligations as regulated in this Agreement, then the Party not experiencing the Force Majeure event shall have the right to do the following:

a.

Where a Force Majeure lasts for a period of 1 (one) month from notification Force Majeure provided as contemplated in Paragraph (1) of this Article, the Parties can agree to discuss the continuation of the cooperation pursuant to this Agreement, including agreeing to temporarily suspend the FBC Services;

b.

If a Force Majeure lasts for 2 (two) consecutive months as of the provision of the notification of Force Majeure as contemplated in Paragraph (1) of this Article, the Parties can agree to discuss the continuation of the cooperation pursuant to this Agreement, including terminating this Agreement.

5.

Failure to fulfill or carry out an obligation of one of the Parties according to this Agreement due to Force Majeure conditions shall not be considered a default or violation of this Agreement. All losses and costs suffered by either Party as a result of the occurrence Force Majeure not the responsibility of and is not the responsibility of any other Party.

6.	A Force Majeure cannot be used as a basis by either Party to delay the payment obligations to the other

Party which have arisen and are due before the occurrence of the Force Majeure.

23ARTICLE 23
FRAUD
1.	Either Party is prohibited from committing Fraud to the other Party.
2.	If one Party is suspected of committing Fraud against another Party, then the other Party can submit a claim to the Party suspected of committing Fraud.
3.

The party suspected of committing Fraud must immediately provide clarification to the other Party by submitting the supporting evidence no later than 14 (fourteen) Calendar Days as of the receipt of the claim.

4.

If a Fraud is alleged to have originated from persons, companies/other legal entities, certain organisations that work or collaborate for the party suspected of committing a Fraud or its customers/users, then for clarification until the Resolution of Fraud shall become the obligation and responsibility of the Party suspected of committing a Fraud according to the existing evidence.

5.

If within a period of more than 14 (fourteen) Calendar Days from the receipt of the claim as contemplated in Paragraph (2) of this Article, the Party suspected of committing a Fraud does not provide clarification, then the other Party may give written warnings 3 (three) times with a grace period for each warning letter of 7 (seven) Calendar Days to the Party suspected of committing a Fraud.

6.

If the alleged Fraud is proven, then the Party committing such Fraud shall be responsible for the Resolution of Fraud and the Party affected by such Fraud shall be released from all claims and responsibilities whatsoever and from any Party.

7.	If in the Resolution of Fraud an agreement is not reached between the Parties, the settlement shall be carried out through a dispute resolution mechanism as regulated in this Agreement.
8.

If a Fraud proven as contemplated in Paragraph (6) of this Article, while still complying with the provisions of Article 21 of this Agreement, the Party committing such Fraud must pay for damages and/or recalculate the costs that should be paid to the Party affected by such Fraud and/or third parties, if any.

9.	In addition to the sanction of damages as contemplated in Paragraph (8) of this Article, the Party committing a Fraud may also be subject to sanctions of termination of this Agreement unilaterally by the Party affected by the Fraud without waiting for a court judge's decision which has permanent legal force, but does not eliminate the obligation for damages and other obligations that should be implemented according to this Agreement.

24ARTICLE 24
VIOLATIONS AND SANCTIONS
1.

If one of the Parties violates the applicable laws and/or regulations, causing harm to the other Party and/or third parties, then the Party committing the violation will release the other Party from all legal claims and responsibilities submitted by the third party.

2.

If losses occur due to the violations of the applicable laws and/or regulations, while complying with the provisions of Article 21 of this Agreement, the Party committing the violation must be responsible and indemnify the losses suffered directly to the Party affected by the violation, including third parties, if any. The party affected by further violations shall also have the right to terminate this

Agreement by first providing 3 (three) warning letters with a grace period for each warning letter of 7 (seven) Calendar Days.

25ARTICLE 25
ASSIGNMENT OF THE AGREEMENT
1.

Unless required by the laws and regulations or orders from a judicial body, a Party cannot transfer the rights, benefits and obligations in this Agreement, either in whole or in part, to a third party without the prior written consent of the other Party.

2.

If the transfer of this Agreement is approved, the agreeing Party can determine whether the contents of this Agreement need to be updated following the assignment of this Agreement is carried out with the Party receiving the assignment.

26ARTICLE 26
TERMINATION OF THE AGREEMENT
1.	This Agreement shall expire when the term of this Agreement expires as referred to in Article 4 of the Agreement and is not extended by the Parties;
2.	This Agreement may be terminated by either Party by first giving notification to the other Party no later than 14 (fourteen) Business Days prior to the date of termination of this Agreement, if the following occurs:

a.

The other Party is negligent or intentionally does not fulfill some or all of the provisions of this Agreement and the Party committing such negligence has been given a written warning by the Party not violating the provisions of this Agreement and does not have good faith to correct the error within the period in accordance with the further agreed time period;

b.	The other party is declared bankrupt based on a court decision that has permanent legal force;
c.	The licensing for the operation of telecommunications networks/services of the other Party, in whole or in part, is terminated or revoked by the competent authority (government); and/or
d.

A Force Majeure condition occurs which results in one of the Parties or the Parties being unable to carry out their obligations to the other Party with due observance to the provisions of Force Majeure in this Agreement, as well as based on the agreement of the Parties.

3.

If one of the Parties violates the provisions relating to Representations and Warranties, IPR, Confidentiality, Fraud and Violations and Sanctions in this Agreement, then the other Party shall have the right to terminate the entire contents of this Agreement without any demands from the Party being terminated and obtain indemnity from the Party committing the violation in the amount of the losses suffered, while still complying with the provisions of Article 21 of this Agreement.

4.

For the purposes of terminating this Agreement, the Parties waive the implementation or application of the provisions in Article 1266 of the Indonesian Civil Code so long as it concerns the need or requirement for a decision or determination of a court or judge to terminate an agreement, so that for the purposes of terminating this Agreement, it is not necessary or does not require a decision or determination by a court or judge.

5.	In the event of the termination of this Agreement, each Party must complete all obligations that arose before the termination and have not been completed.

27ARTICLE 27
NOTICES
1.

All notices, agreements, waivers and other communications under this Agreement (“Notices”) must be in writing and will be deemed to have been duly delivered if (a) delivered in person or (b) sent via an internationally recognised overnight delivery service (receipt required), in either case addressed to the correct address as set out below This:

PT TELEKOMUNIKASI SELULAR

Address:Telkom Landmark Tower, Tower-1 Level 12,

Jalan Gatot Subroto No. 52, Jakarta, 12710.

xxxxxxxxxxxxxxxxxxxxxxxx:	xxxxxxxxxxxxxxxxxxxxxxx xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx.

PERUSAHAAN PERSEROAN (PERSERO) PT TELEKOMUNIKASI INDONESIA Tbk.

Address:Graha Merah Putih Fl. 8, JI. Gatot Subroto No. 52, Jakarta, 12710.

xxxxxxxxxxxxxxxxxxxx:xxxxxxxxxxxxxxxxxxxxxxx xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx.

2.	Except where there is evidence that the Notice has been received earlier, then a Notice is considered to have been delivered when:
a.	Delivered in person or by courier, when sent to the address as set out in this Agreement and proven by receipt of the Notice; and/or
b.	Delivered via e-mail, when delivery confirmation has been recorded in electronic mail (email).
3.

In the event that there is a change of address by one of the Parties as contemplated in Paragraph (1) of this Article, such Party shall notify the other Party in writing 7 (seven) Calendar Days prior to the effective date of the change.

28ARTICLE 28
REPRESENTATIONS AND WARRANTIES

Each Party warrants and represents to the other Party that:

a.

Each Party is a limited liability company organised or established, legally existing under the laws of the Republic of Indonesia and has full authority to sign this Agreement and carry out all transactions contained therein;

b.	The signing, delivery and implementation of this Agreement will obtain all necessary corporate approvals, and does not and will not require any approval or permit that has not already been obtained;
c.	This Agreement will be made and signed by each Party legally and is legally binding for each of its obligations and enforceable in accordance with the provisions contained therein;
d.	The individual who will represent each Party in signing this Agreement is an authorized officer in accordance with the articles of association and company regulations applicable to each Party;
e.	Each Party is not in a state of insolvency and there is no event that could materially affect each Party's ability to perform its obligations under this Agreement;

f.

Each Party obtains and maintains the validity of all permits, approvals and licenses required for and related to the provision of the FBC Services, including, but not limited to, permits, approvals and licenses that must be obtained from the authorised institutions or from other parties necessary or required; and

g.

Work results, materials or other results from the relevant Work, when provided by one Party to another Party, are free from all forms of ownership and/or collateral and/or confiscation and/or all forms of third-party interests, either directly or indirectly, which may affect the rights of use of the relevant Party on the work results or materials or other results from such Work Order.

29ARTICLE 29
GOVERNING LAW AND DISPUTE RESOLUTION
1.	This Agreement is governed, interpreted and implemented based on the laws of the Republic of Indonesia.

2.

If in the future a dispute arises in the interpretation or implementation of the provisions of this Agreement, the Parties agree to first resolve it by deliberation to reach a consensus within 60 (sixty) Calendar Days.

3.

If the resolution of the dispute as contemplated in Paragraph (2) of this Article does not result in a consensus, then the Parties agree to submit the settlement through the Indonesian National Arbitration Agency which was established in 1977 by the Indonesian Chamber of Commerce and Industry (KADIN) through Decree No. SKEP/152/DPH/1977 dated 30 November 1977, at the time of signing of this Agreement the registered address is at Wahana Graha, Level 2, JI. Mampang Prapatan No.2, Jakarta 12760 (“BANI”) in accordance with all applicable BANI Arbitration Rules and Procedures (“BANI Regulations”). The BANI arbitration hearings shall be held in Jakarta, Indonesia in the Indonesian language.

4.

The Arbitration Tribunal (“Tribunal”) shall consist of 3 (three) arbitrators who understand and have knowledge of the subject matter of the Dispute, 1 (one) arbitrator appointed by the Party submitting the arbitration request as the Petitioner, and 1 (one) arbitrator appointed by the Party who is the respondent in the arbitration request at BANI, and the third arbitrator will be selected in accordance with the BANI Regulations.

5.

The arbitration award rendered shall be final, binding and cannot be appealed and can be used as the basis for a court decision against it in Indonesia or elsewhere. Each Party hereby expressly waives the requirement of Indonesian law to grant the right to appeal an arbitration award and agrees that in accordance with Article 60 of Law no. 30 of 1999 concerning Arbitration and Alternative Dispute Resolution, no party has the right to appeal against an arbitration decision.

6.

Neither Party shall have the right to initiate or submit any action through a court in connection with any dispute arising from and related to this Agreement until the matter is determined by arbitration as provided for in this Article and only for the enforcement of the arbitration award rendered based thereon.

7.	So long as the dispute is still in the process of being resolved, each Party shall continue carrying out its obligations under this Agreement.

30ARTICLE 30
31GENERAL PROVISIONS
11. Amendment/Addendum/ Side Letter

Aside from the provisions agreed to in the articles in this Agreement, matters which are not sufficiently regulated in this Agreement shall be regulated later according to the agreement of the Parties and will be stated in an amendment/addendum/side letter made and signed by the Parties and having the same legal force as this Agreement.

22. Entire Agreement

This Agreement and any related written agreements signed concurrently with this Agreement contain the entire agreement and understanding of the Parties with respect to the subject matter of this Agreement, and all prior agreements, understandings and negotiations relating to such subject matter are superseded and incorporated into this Agreement.

33. Separate Signing

This Agreement may be signed separately, each of which will be considered an original document of this Agreement and together will be considered as one and the same agreement.

44. Severable Provisions

Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, for such jurisdiction, be invalid to the extent that such prohibition or unenforceability does not invalidate the remaining provisions of this Agreement, and any prohibition or unenforceability in any such legal jurisdiction shall not cancel or cause the invalidity of such provisions in other legal jurisdictions. In the event that a provision in this Agreement becomes invalid, the Parties shall immediately renegotiate in good faith to agree on a new provision to re-enact this Agreement as closely as possible to its original intent and purpose. To the extent permitted by the applicable law, the Parties to this Agreement hereby waive any legal provisions that cause a provision in this Agreement to be prohibited in any case.

55. Surviving Obligations

The expiration of the term of this Agreement or the termination of this Agreement shall not release each Party from its obligations arising during the term of this Agreement or from any of its respective obligations that, pursuant to this Agreement, remain in effect after the expiration of the term of this Agreement or the termination of this Agreement.

66. Prohibition of Giving Gratuities
a.

Each Party or personnel, representatives, agents, subcontractors, partners/associates, or affiliates of each Party, or other parties acting for or on behalf of or in the interests of each Party, are prohibited and are not permitted (i) to carry out acts of corruption or fraudulent acts; or (ii) offer or provide gifts, commissions, rebates, or compensation in any form or nature to the personnel of other Parties; or (iii) to try or attempt to do, or agrees to do, the actions previously mentioned in points (i) or (ii), in connection with and/or in the context of each Party entering into or implementing this Agreement, and/or in connection with and/or in the context of each Party's business for the purposes of making or implementing this Agreement, and/or as an inducement or reward for carrying out or not carrying out an action by the other Party's personnel in connection with and/or in the context of (a) any matter or affairs relating to this Agreement; (b) the entry into or implementation of this Agreement by each Party; and/or (c) the efforts of each Party for the purpose of making or implementing this Agreement.

b.

In the event of a violation of the provisions of Letter (a) of this Paragraph, regardless of the time at which such violation occurs, either Party shall have the right to terminate/cease this Agreement without any obligation to pay any compensation to the other Party.

77. Change of Authorised Officers

In the event that one of the Parties intends to make changes to the officer signing derivative documents (including but not limited to Work Orders, minutes of Reconciliation) to this Agreement, then such changes must be notified to the other Party via a side letter which includes the effective date of the changes. Regarding the issuance of a side letter, each Party appoints its representative as follows:

a.	XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX.

b.	XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
8.	Misspelling one or more words in this Agreement does not invalidate this Agreement or the related provisions. Misspelled words must be read and translated according to the intent of the Parties.

In witness whereof, this Agreement is drawn up in good faith, made in 2 (two) original copies and affixed with sufficient seals, binding to the Parties and has the same legal force after being signed by the Parties.

PT TELKOM INDONESIA (PERSERO) Tbk.	PT TELEKOMUNIKASI SELULAR

[has been signed]	[has been signed on stamp duty of Rp10,000]

Bogi Witjaksono	Nugroho

Director of Wholesale & International Service	Director of Network

31SCHEDULE I
32XXXXXXXXXXXXXXXXXXXXXXXXXXXX

The Parties agree to define the meanings and terms in this Agreement, which will be outlined in this Agreement, as follows:

1.	Service Fees means a number of fees charged to TELKOMSEL periodically for providing the FBC Services.
2.

Force Majeure means any incident or event beyond the control of each Party, including but not limited to, the following events: fire, explosion, flood, earthquake, other disasters, strikes, riots, civil unrest, government prohibitions, violence from the government or enemy or war.

3.

Fraud means various acts of fraud, deception or embezzlement in the operation of telecommunications and/or use of telecommunications facilities as contemplated in this Agreement carried out by one party including but not limited to persons, other companies/legal entities, certain organisations working or cooperating for itself or customers/users with other parties either by carrying out technical engineering, administration, and/or other forms with the aim of avoiding costs and/or for profit.

4.

Disruption means any obstruction and/or unavailability of services (interrupted communication) pursuant to this Agreement which is caused by the non-functioning of the telecommunications facilities commencing from the time TELKOMSEL submits an open ticket via the system.

5.

Intellectual Property Rights (IPR) as referred to in this Agreement includes, but are not limited to, copyright, performing rights, mechanical rights, patents, trademark, service mark, trade secrets, industrial design, logos, and other similar rights in accordance with the applicable legal provisions.

6.	Calendar Days means a day according to the Gregorian calendar.
7.	Business Day means a day when banks generally operate in Jakarta, apart from Saturdays, Sundays or national holidays.
8.

Law of the Republic of Indonesia means all provisions of the laws and regulations as well as their implementing provisions, including but not limited to company law and telecommunications law applicable in the Republic of Indonesia.

9.

Confidential Information means all information, ideas, concepts, technology, manufacturing processes and knowledge (in its various natural forms) about the industry, marketing and commerce related to/or developed to support the business of an organiser.

10.

Joint Planning Program (JPP) means the bilateral meeting between TELKOM and TELKOMSEL to discuss and agree on plans for fulfilling the FBC Services and requirements (including but not limited to the delivery of requirements and performance information for the FBC Services) during the agreed period.

11.	Service Credit means the replacement or compensation for the non-fulfillment of the Service Level Guarantee as regulated in this Agreement.
12.	FBC Services mean each service and device for the fixed broadband core as described in Article 3 of this Agreement.
13.	TELKOMSEL Services mean a TELKOMSEL service in the form of fixed broadband services (on the Effective Date known as lndiHome service), internet protocol television (IPTV) servoces, and voice services.
14.

Legal Day-1 means the date on which the Minister of Law and Human Rights issues an approval and/or notification receipt of the deed relating to the restatement of the resolutions of the shareholders of

TELKOMSEL approving the spin-off and the issuance of shares to TELKOM no later than 1 July 2023 or another date agreed in writing by the Parties as referred to in the CSA.

15.	Asset Annuity Value means the annual cost of the assets.
16.	Policy Charging and Rule Function (PCRF) which is a core system tool for managing functions related to policy, charging and rules for each customer profile.
17.	Fraud Solution means the effort carried out by the party suspected of committing Fraud to the Party affected by the Fraud from claims to implementation of the Fraud settlement agreements.
18.	IT System Transition Agreement means the IT System Transition Services Agreement made by the Parties and signed together with this Agreement.
19.	Wholesale Agreement means the Wholesale Agreement made by the Parties and signed together with this Agreement.
20.	Reconciliation means the matching and research process on the settlement which is an update of the Parties' data based on the data held within a certain period of time.
21.	Service Desk means the support facility (first-line support) to handle the inquiries, complaints and/or requests of TELKOMSEL in connection with the FBC Services.

22.	Subcontractor means the third party appointed by TELKOM and with the knowledge of TELKOMSEL, to provide the FBC Services to TELKOMSEL.
23.

Support Engineer means an engineer to carry out technical operations of this Agreement, including: providing technical consultations, carrying out on-site support (preventive maintenance, corrective maintenance, technical assistance and technical service requests).

24.	Technical Age means the valid life of an asset until technically the asset used cannot be used anymore.
25.	Work Order means a letter of request for FBC Services and/or additional services related to FBC Services issued by TELKOMSEL to TELKOM in accordance with the terms and conditions of this Agreement.

SCHEDULE II

xXXXXXXXXXXXXXXXXXXXXXXXXX

[This schedule is redacted because it is part of Telkom’s trade secret and is not material for investors.]

SCHEDULE III

XXXXXXXXXXXXXXXXXXXXXXX

[This schedule is redacted because it is part of Telkom’s trade secret and is not material for investors.]

SCHEDULE IV

XXXXXXXXXXXXXXXXXXXXXXXXXXXXXX

[This schedule is redacted because it is part of Telkom’s trade secret and is not material for investors.]

SCHEDULE V

XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX

[This schedule is redacted because it is part of Telkom’s trade secret and is not material for investors.]

SCHEDULE VI

XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX

[This schedule is redacted because it is part of Telkom’s trade secret and is not material for investors.]